As filed with the Securities and Exchange Commission on March 6, 1996.
                                                           Reg. No. 33-
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                            BCT INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                                       22-2358849
(State of incorporation)                (I.R.S. Employer Identification Number)

                       3000 N.E. 30th Place, Fifth Floor
                        Fort Lauderdale, Florida  33306
         (Address, including zip code, of Principal Executive Offices)

       Non-Qualified Stock Option Agreements and 1995 Stock Option Plan
       ----------------------------------------------------------------
                           (Full title of the Plan)

                             WILLIAM A. WILKERSON
                       3000 N.E. 30th Place, Fifth Floor
                        Fort Lauderdale, Florida  33306
                    (Name and address of agent for service)

                                (305) 563-1224
        --------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                  copies to:
                           ROBERT B. MACAULAY, ESQ.
                        Olle, Macaulay & Zorrilla, P.A.
                               1402 Miami Center
                         201 South Biscayne Boulevard
                             Miami, Florida  33131

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
   Title of                       Proposed         Proposed
  Securities      Amount          Maximum          Maximum           Amount of
     to be         to be       Offering Price     Aggregate         Registration
  Registered    Registered      Per Share(1)    Offering Price(1)       Fee
--------------------------------------------------------------------------------

 Common Stock    1,140,625         $4.25          $3,227,051         $1,112.69
    $.04
  par value
--------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and computed in accordance with Rule 457(h) on the basis of the average of the high and low prices for the Registrant's Common Stock on March 1, 1996, as reported by the NASDAQ National Market.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

       (a) The Registrant's annual report on Form 10-K for the fiscal year ended February 28, 1995.

       (b) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended May 31, 1995.

       (c) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended August 31, 1995.

       (d) The Registrant's quarterly report on Form 10-Q for the fiscal quarter ended November 30, 1995.

       (e) The Registrant's Notice of Annual Meeting and Proxy Statement dated September 29, 1995.

       (f) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed on December 30, 1982, with the Commission under the Registrant's former name "The Good Taco Corporation."

          All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment indicating that all of the securities offered hereby have been sold, or deregistering all such securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed documents which also is incorporated or deemed incorporated by reference herein modifies or supersedes such statement. Any such document so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

      Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding such person had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify such person against expenses including amounts paid in settlement and attorneys' fees actually and reasonably incurred by such person in connection with actions brought by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and to the extent the court in which such action or suit was brought or other court of competent jurisdiction, shall determine upon application that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. To the extent such person has been successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against expenses, including attorneys' fees, actually and reasonably incurred by such person in connection therewith. The indemnification and advancement of expenses provided for in, or granted pursuant to, Section 145 is not exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders or disinterested directors or otherwise.

          Article III, Section 15, of the Registrant's Bylaws provides for indemnification of the directors, officers, employees and agents of the Registrant (including the advancement of expenses) to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

          The foregoing summaries are necessarily subject to the complete text of the statute and the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

ITEM 8.  EXHIBITS.

            Reference is made to the Exhibit Index which is included on page 7 of this Registration Statement following the Signature Page.

ITEM 9.  UNDERTAKINGS.

      (a)  The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in that Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Act, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, Florida, on this 1st day of March, 1996.

                                    BCT INTERNATIONAL, INC.



                                    By: William A. Wilkerson
                                        --------------------
                                        William A. Wilkerson,
                                        Chairman of the Board & Chief
                                        Executive Officer

          Each person whose signature appears below hereby constitutes and appoints William A. Wilkerson and Donna M. Pagano-Leo, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 of the Registrant and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES                   TITLE                      DATE
----------                   -----                      ----


William A. Wilkerson         Chairman of the Board      March 1, 1996
---------------------------  and Chief Executive
William A. Wilkerson         Officer


Donna M. Pagano-Leo          Vice President and         March 1, 1996
--------------------------   Chief Financial Officer
Donna M. Pagano-Leo          (principal financial
                             and accounting officer)

Thomas J. Cassady            Director                   March 1, 1996
--------------------------
Thomas J. Cassady


Raymond J. Kiernan           Director                   March 1, 1996
--------------------------
Raymond J. Kiernan


Robert F. Bond               Director                   March 1, 1996
--------------------------
Robert F. Bond


Henry A. Johnson             Director                   March 1, 1996
--------------------------
Henry A. Johnson


Bill LeVine                  Director                   March 1, 1996
--------------------------
Bill LeVine

                                 EXHIBIT INDEX

Exhibit                                                         Sequential
Number        Description                                       Page No.
-------       -----------                                       -----------

  5           Opinion of Olle, Macaulay & Zorrilla, P.A.

 23.1         Consent of Olle, Macaulay & Zorrilla, P.A.
               (contained in Exhibit 5 of this
               Registration Statement).

 23.2         Consent of Price Waterhouse, LLP.